KPMG LLP 99 High Street Boston, MA 02110-2371	Telephone Fax Internet	617 988 1000 617 988 0800 www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

GE LifeStyle Funds:

We consent to the use of our report dated November 12, 2004, incorporated in this Registration Statement by reference, to the GE Conservative Allocation Fund, GE Moderate Allocation Fund, and GE Aggressive Allocation Fund, each a series of GE LifeStyle Funds, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts

January 26, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.

KPMG LLP 99 High Street Boston, MA 02110-2371	Telephone Fax Internet	617 988 1000 617 988 0800 www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

GE LifeStyle Funds:

We consent to the use of our report dated November 12, 2004, incorporated in this Registration Statement by reference, to the GE Conservative Strategy Fund, GE Moderate Strategy Fund, and GE Aggressive Strategy Fund, each a series of GE LifeStyle Funds, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts

January 26, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.